Exhibit 99.1

Critical Path Announces Second Quarter 2007 Results

Revenue and Gross Margins Improved Year Over Year

SAN FRANCISCO, Calif. (August 14, 2007) – Critical Path, Inc. (OTC: CPTH), a leading provider of messaging software and services, today announced unaudited financial results for the fiscal second quarter ended June 30, 2007.

Revenue and Gross Margins

For the second quarter of 2007, revenues were $12.1 million, compared to $12.0 million in the same period last year and $12.2 million in the first quarter of 2007. Gross margins, based upon U.S. Generally Accepted Accounting Principles (U.S. GAAP), for the second quarter of 2007 were 58%, compared to 56% in the same period last year and 53% in the first quarter of 2007. On an adjusted EBITDA basis, gross margins in the second quarter of 2007 were 60%, compared to 58% in the same period last year and 55% in the first quarter of 2007.

Adjusted EBITDA is a non-GAAP metric used by management to measure the company’s operating performance and its earnings before net interest expense, benefit from (provision for) income taxes, depreciation and amortization adjusted to exclude other items, such as gain on sale of assets, write-off of capitalized legal costs, restructuring expense, other income (expense), stock-based expenses and dividends and accretion on redeemable preferred stock.

Net Results

Net loss on a U.S. GAAP basis, which excludes the dividends and accretion of redeemable preferred stock (a non-cash item related to outstanding preferred stock), for the second quarter of 2007, was $2.4 million, compared to a net loss of $2.6 million in the same period last year and a net loss of $3.0 million in the first quarter of 2007. For the second quarter of 2007, total cost of net revenues and operating expenses, on a U.S. GAAP basis, was $13.2 million, compared to $14.3 million in the same period last year and $14.2 million in the first quarter of 2007.

Net loss attributable to common shareholders based on U.S. GAAP, which includes dividends and accretion of redeemable preferred stock, for the second quarter of 2007, was $6.2 million or $0.17 per share, compared to a net loss of $6.1 million or $0.17 per share in the same period last year and a net loss of $6.6 million or $0.18 per share in the first quarter of 2007.

Net loss on an adjusted EBITDA basis for the second quarter of 2007, was $0.4 million, or $0.01 per share, compared to a net loss of $1.5 million, or $0.04 per share, in the same period last year and a net loss of $1.2 million, or $0.03 per share, in the first quarter of 2007. For the second quarter of 2007, total cost of net revenues and operating expenses on an adjusted EBITDA basis was $12.5 million, compared to $13.5 million for the same period last year and $13.4 million for the first quarter of 2007.

“Q2 proved to be another solid quarter for Critical Path,” said Mark Palomba, CEO, Critical Path, Inc. “Year over year, we continued to grow revenue and improve gross margins. During the quarter, we had new customer wins and expanded our community-oriented messaging solutions at existing customers. In addition, we saw the market opportunity for consumer mobile email and messaging continue to grow, along with the value of our Memova Mobile solutions. We look forward to further capitalizing on this opportunity, while staying focused on improved financial results.”

Cash and Cash Equivalents

As of June 30, 2007, the company’s cash and cash equivalents totaled $7.8 million, compared to $12.2 million at March 31, 2007. The decrease in cash and cash equivalents is primarily due to timing differences in the collection of the company’s accounts receivables which, at June 30, 2007, totaled $19.0 million compared to accounts receivables of $16.1 million at March 31, 2007.

Second Quarter 2007 Highlights

•

Memova® Mobile – Critical Path continued to gain traction in its mobile business in Q2, announcing yet another operator launch of consumer mobile email services. One of Europe’s largest operators – Telecom Italia – launched a new Memova Mobile service under its ALICE brand, making mobile email accessible for use by 98% of its mobile phone subscribers.

•

Memova® Messaging – Critical Path continued to work with service providers around the globe to expand their messaging platforms and provide new community-oriented services with the latest version of the Memova Messaging platform – Version 8.0. One such customer, Wind Telecomunicazioni S.p.A (WIND), rolled out the new platform in the second quarter, launching new email and value-added services on its portal Libero.it – Italy’s largest Internet community with more than 12 million active members.

•

Continued Financial Improvements – For the three- and six-month periods ended June 30, 2007, total revenue and overall gross margins improved compared to the same periods last year. Notably, software license revenues for the second quarter of 2007 were up 10% year over year, and for the first six months of 2007, they increased 25% compared to the same period last year.

Regulation G

The Company uses both GAAP and non-GAAP metrics to measure its financial results. The non-GAAP metrics used are: income (loss) on an adjusted EBITDA basis and both cost of revenues and operating expenses on an adjusted EBITDA basis. The most directly comparable GAAP measures are the net loss attributable to common shareholders and cost of net revenues and operating expenses, respectively. The adjusted EBITDA results exclude net interest expense, benefit from (provision for) income taxes, depreciation and amortization as well as other items such as gain on sale of assets, write-off of capitalized legal costs, restructuring expense, other income (expense), stock-based expenses and dividends and accretion on redeemable preferred stock. There is no difference between adjusted EBITDA and GAAP revenues. Management believes that, in addition to GAAP metrics, these non-GAAP metrics assist the company in measuring its cash-based performance. In addition, management believes these non-GAAP metrics are useful to investors because they remove unusual and nonrecurring charges that occur in the affected period and provide a basis for measuring the company’s financial condition against other quarters. Since the company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations for these non-GAAP metrics are in the alternative measurement reconciliation table below.

More Information

Critical Path will not conduct a conference call for the fiscal quarter ended June 30, 2007. Questions about the quarter and the company’s financial results may be submitted to ir@criticalpath.net. Any questions regarding the quarterly results that are submitted by 6 PM Eastern time, Friday, August 17, 2007 may be publicly responded to by the company on the Investor Relations section of the company’s Web site (http://www.criticalpath.net/investors). The company does not undertake to publicly respond to all such questions submitted.

About Critical Path, Inc.

Critical Path’s Memova® solutions provide a new and improved email experience for millions of consumers worldwide, helping mobile operators, broadband and fixed-line service providers unlock the potential of email in the mass market. Memova® Mobile gives consumers instant, on-the-go access to the messages that matter most. Featuring industry-leading anti-spam and anti-virus technology, Memova® Anti-Abuse is designed to protect consumers against viruses and spam. Memova® Messaging provides consumers with a rich email experience, enabling service providers to develop customized offerings for high-speed subscribers. Headquartered in San Francisco with offices around the globe, Critical Path’s solutions are deployed by service providers throughout the world. More information is available at www.criticalpath.net.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements by the Company and its executives regarding the growing market acceptance of our product and service offerings, our plans and ability to capitalize on the market opportunity for consumer email and messaging, and our ability to minimize costs and improve financial performance. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, completion of the company’s year-end close and audit procedures, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, and software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission (www.sec.gov) made from time to time including Critical Path, Inc.’s Form 10-Q for the three months ended June 30, 2007 and all subsequent filings with the United States Securities and Exchange Commission (www.sec.gov). The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path and the Critical Path logo, Memova and the Memova logo and Messages that Matter are the trademarks of Critical Path, Inc., some of which are registered in various jurisdictions. All other trademarks are the property of their respective holders.

Contact Information

For Reporters and Editors:	For Investors:

Critical Path, Inc.	Critical Path, Inc.
Michelle Weber	Investor Relations
415.541.2575	415.541.2619
cp-publicrelations@criticalpath.net	ir@criticalpath.net
www.criticalpath.net	www.criticalpath.net

Critical Path, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2007	December 31, 2006	June 30, 2006
	(in thousands; unaudited)
ASSETS
Current assets
Cash and cash equivalents	$7,830	$14,542	$20,054
Accounts receivable, net	19,020	10,283	14,545
Other current assets	2,954	2,427	2,094
Total current assets	29,804	27,252	36,693

Property and equipment, net	2,496	2,612	2,784
Goodwill	7,544	7,460	7,313
Other assets	452	679	905

Total assets	$40,296	$38,003	$47,695

LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,397	$3,995	$4,616
Accrued expenses	13,912	16,837	19,548
Deferred revenue	10,417	6,848	11,483
Notes payable, short-term	24,516		—
Capital lease and other obligations, current	12	24	62

Total current liabilities	53,254	27,704	35,709
Deferred revenue, long-term	592	229	640
Notes payable, long-term	—	22,396	20,374
Income and other tax liabilities, long-term	3,764	—	—
Embedded derivative liability	470	612	1,020

Total liabilities	58,080	50,941	57,743

Redeemable preferred stock	141,111	134,406	127,260

Total shareholders’ deficit	(158,895)	(147,344)	(137,308)

Total liabilities, redeemable preferred stock and shareholders’ deficit	$40,296	$38,003	$47,695

Critical Path, Inc.

Condensed Consolidated Statement of Operations on an United States GAAP Basis

	Three months ended
	June 30,	March 31,	June 30,	Six months ended June 30,
	2007	2007	2006	2007	2006
	(in thousands, except per share amounts; unaudited)
NET REVENUE
Software licensing	$3,820	$4,181	$3,481	$8,001	$6,409
Hosted services	1,001	1,508	1,167	2,509	2,389
Professional services	2,741	2,082	2,828	4,823	5,403
Maintenance and support	4,577	4,453	4,548	9,030	8,837

Total net revenue	12,139	12,224	12,024	24,363	23,038

COST OF NET REVENUE
Software licensing	923	1,546	1,060	2,469	2,366
Hosted services	713	767	758	1,480	1,535
Professional services	1,997	2,017	2,220	4,014	4,196
Maintenance and support	1,415	1,369	1,224	2,784	2,518

Total cost of net revenue	5,048	5,699	5,262	10,747	10,615

GROSS PROFIT	7,091	6,525	6,762	13,616	12,423

OPERATING EXPENSES
Selling and marketing	3,102	3,154	3,326	6,256	6,816
Research and development	2,486	2,233	2,525	4,719	4,845
General and administrative	2,503	3,218	3,019	5,721	6,288
Restructuring expense	81	48	126	129	1,041
Gain on sale of assets	(2)	(127)	—	(129)	(1,971)

Total operating expenses	8,170	8,526	8,996	16,696	17,019

OPERATING LOSS	(1,079)	(2,001)	(2,234)	(3,080)	(4,596)

Other income (expense), net	168	(109)	537	59	78
Interest expense, net	(1,041)	(1,021)	(900)	(2,062)	(1,753)

Loss before provision for income taxes	(1,952)	(3,131)	(2,597)	(5,083)	(6,271)

Benefit from (provision for) income taxes	(410)	146	(45)	(264)	(313)

NET LOSS	(2,362)	(2,985)	(2,642)	(5,347)	(6,584)

Dividends and accretion on redeemable preferred stock	(3,798)	(3,649)	(3,505)	(7,447)	(6,967)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,160)	$(6,634)	$(6,147)	$(12,794)	$(13,551)

Net loss per share attributable to common shareholders - basic and diluted	$(0.17)	$(0.18)	$(0.17)	$(0.35)	$(0.37)

Weighted average shares - basic and diluted	36,807	36,696	36,085	36,751	36,183

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a Non-GAAP (Adjusted EBITDA*) Basis

	Three months ended
	June 30, 2007	March 31, 2007	June 30, 2006	Six months ended June 30,
				2007	2006
	(in thousands, except per share amounts; unaudited)
NET REVENUE
Software licensing	$3,820	$4,181	$3,481	$8,001	$6,409
Hosted services	1,001	1,508	1,167	2,509	2,389
Professional services	2,741	2,082	2,828	4,823	5,403
Maintenance and support	4,577	4,453	4,548	9,030	8,837

Total net revenue	12,139	12,224	12,024	24,363	23,038

COST OF NET REVENUE
Software licensing	923	1,546	1,060	2,469	2,366
Hosted services	550	610	680	1,160	1,242
Professional services	1,993	2,014	2,167	4,007	4,113
Maintenance and support	1,414	1,366	1,202	2,780	2,486

Total cost of net revenue	4,880	5,536	5,109	10,416	10,207

GROSS PROFIT	7,259	6,688	6,915	13,947	12,831

OPERATING EXPENSES
Selling and marketing	3,098	3,148	3,249	6,246	6,671
Research and development	2,474	2,217	2,391	4,691	4,619
General and administrative	2,080	2,507	2,729	4,587	5,778

Total operating expenses	7,652	7,872	8,369	15,524	17,068

ADJUSTED EBITDA LOSS	$(393)	$(1,184)	$(1,454)	$(1,577)	$(4,237)

Adjusted EBITDA loss per share	$(0.01)	$(0.03)	$(0.04)	$(0.04)	$(0.12)

Weighted average shares	36,807	36,696	36,085	36,751	36,183

*	Excludes interest expense, net, benefit from (provision for) income taxes, depreciation and amortization adjusted to exclude other items such as restructure expense, gain on sale of assets, write-off of capitalized legal costs, stock-based expenses, other income (expense), net and dividends and accretion on redeemable preferred stock.

Critical Path, Inc.

Alternative Measurements Reconciliation

The following table provides a reconcilation between the Company’s Non-GAAP results and Adjusted

EBITDA Loss to the Company’s Condensed Consolidated Statement of Operations on a United States GAAP basis.

	Three months ended
	June 30, 2007	March 31, 2007	June 30, 2006	Six months ended June 30,
				2007	2006
	(in thousands, except per share amounts; unaudited)
Adjusted EBITDA loss	$(393)	$(1,184)	$(1,454)	$(1,577)	$(4,237)
Interest expense, net	(1,041)	(1,021)	(900)	(2,062)	(1,753)
Benefit from (provision for) income taxes	(410)	146	(45)	(264)	(313)
Depreciation and amortization	(491)	(445)	(364)	(935)	(854)
Other income (expense), net	168	(109)	537	59	78
Gain on sale of assets	2	127	—	129	1,971
Restructuring expenses	(81)	(48)	(126)	(129)	(1,041)
Stock-based expenses	(116)	(30)	(290)	(147)	(435)
Write-off of capitalized legal costs	—	(421)	—	(421)	—

Net loss	(2,362)	(2,985)	(2,642)	(5,347)	(6,584)
Dividends and accretion on redeemable preferred stock	3,798	3,649	3,505	7,447	6,967

Net loss attributable to common shareholders	$(6,160)	$(6,634)	$(6,147)	$(12,794)	$(13,551)

Net loss per share attributable to common shareholders - basic and diluted	$(0.17)	$(0.18)	$(0.17)	$(0.35)	$(0.37)

Weighted average shares - basic and diluted	36,807	36,696	36,085	36,751	36,183

The following table provides a reconcilation between the total cost of net revenues and operating expenses on an
Adjusted EBITDA basis to the Company’s cost of revenues and operating expense on a United States GAAP basis.

	Three months ended
	June 30, 2007	March 31, 2007	June 30, 2006	Six months ended June 30,
				2007	2006
	(in thousands; unaudited)
Total cost of net revenues and operating expenses on an adjusted EBITDA basis	$12,532	$13,408	$13,478	$25,940	$27,275
Depreciation and amortization	(491)	(445)	(364)	(935)	(854)
Gain on sale of assets	2	127	—	129	1,971
Restructuring expenses	(81)	(48)	(126)	(129)	(1,041)
Stock-based expenses	(116)	(30)	(290)	(147)	(435)
Write-off of capitalized legal costs	—	(421)	—	(421)	—

Total cost of net revenues and operating expenses on a United States GAAP basis	$13,218	$14,225	$14,258	$27,443	$27,634